REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM


To the Trustees and Shareholders of
The Community Reinvestment Act Qualified Investment
Fund
We have audited the accompanying statement of assets
and liabilities of The Community Reinvestment Act
Qualified Investment Fund (the Fund), including the
schedule of investments, as of May 31, 2017, and the
related statement of operations for the year then
ended, the statements of changes in net assets for
each of the two years in the period then ended, and
the financial highlights for each of the five years
in the period then ended. These financial statements
are the responsibility of the Funds management. Our
responsibility is to express an opinion on these
financial statements and financial highlights based
on our audits.
We conducted our audits in accordance with the
standards of the Public Company Accounting Oversight
Board (United States). Those standards require that
we plan and perform the audit to obtain reasonable
assurance about whether the financial statements are
free of material misstatement. We were not engaged
to perform an audit of the Funds internal control
over financial reporting. Our audits included
consideration of internal control over financial
reporting as a basis for designing audit procedures
that are appropriate in the circumstances, but not
for the purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting. Accordingly, we express no such
opinion. An audit also includes examining, on a test
basis, evidence supporting the amounts and
disclosures in the financial statements, assessing
the accounting principles used and significant
estimates made by management, as well as evaluating
the overall financial statement presentation. Our
procedures included confirmation of securities owned
as of May 31, 2017, by correspondence with the
custodian and brokers. We believe that our audits
provides a reasonable basis for our opinion.
In our opinion, the financial statements and
financial highlights referred to above present
fairly, in all material respects, the financial
position of The Community Reinvestment Act Qualified
Investment Fund as of May 31, 2017, and the results
of its operations for the year then ended, the
changes in net assets for each of the two years in
the period then ended, and the financial highlights
for each of the five years in the period then ended,
in conformity with accounting principles generally
accepted in the United States of America.
/s/ GRANT THORNTON LLP
New York, New York
July 28, 2017